Exhibit 21

                  SUBSIDIARIES OF BESTNET COMMUNICATIONS CORP.

                           SUBSIDIARIES OF REGISTRANT

                                         STATE OF INCORPORATION       PERCENT OF OWNERSHIP OF
             SUBSIDIARY                      OR JURISDICTION        BESTNET COMMUNICATIONS CORP.
             ----------                      ---------------        ----------------------------
International Environment Corporation           Delaware                        100%

Interpretel (Canada) Inc.                  Province of Ontario                  100%

Interpretel, Inc.                                Arizona                        100%

Telplex International                            Arizona                        100.